                             CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Post-Effective Amendment No. 41 to Registration Statement
No. 2-75812 on Form N-1A of our report dated August 8, 2007, relating to the financial statements and financial highlights of Centennial Government Trust, appearing in the Annual Report on Form N-CSR of Centennial Government
Trust for the year ended June 30, 2007, and to the references to us under the headings "Independent Registered
Public Accounting Firm" in the Statement of Additional Information and "Financial Highlights" in the Prospectus,
which are part of such Registration Statement.

/s/ DELOITTE & TOUCHE LLP

Denver, Colorado
August 20, 2007